Exhibit 99.1

NEW YORK MORTGAGE TRUST, INC.

ARTICLES SUPPLEMENTARY

New York Mortgage Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation that:

FIRST:  Under a power contained in Article VI of the charter of the Corporation (the “Charter”), the Board of Directors, by duly adopted resolutions, reclassified and designated all 1,000,000 authorized but unissued shares of the Corporation’s Series A Cumulative Redeemable Convertible Preferred Stock, $.01 par value per share (the “Series A Stock”), as shares of Preferred Stock, $.01 par value per share, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as set forth in the Charter.

SECOND:  The Series A Stock have been reclassified and designated by the Board of Directors under the authority contained in the Charter.  Upon acceptance of these Articles Supplementary, the Corporation shall have no shares of stock classified as shares of Series A Stock.

THIRD:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH:  The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 1st day of February, 2012.

ATTEST:		NEW YORK MORTGAGE TRUST, INC.

By:	/s/ Nathan R. Reese	By:	/s/ Steven R. Mumma	(SEAL)
	Name: Nathan R. Reese		Name: Steven R. Mumma
	Title: Secretary		Title: President